UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
July 15, 2016
Date of Report (Date of earliest event reported)

lululemon athletica inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33608	20-3842867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1818 Cornwall Avenue
Vancouver, British Columbia
Canada, V6J 1C7
(Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (604) 732-6124

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On July 15, 2016, lululemon athletica inc. (the “Company”) filed with the U.S. Securities and Exchange Commission a prospectus supplement dated July 15, 2016 (the “Prospectus Supplement”) to its prospectus dated July 15, 2016, which was included in its automatic shelf registration statement on Form S-3 (No. 333-212540) (the “Registration Statement”). The Prospectus Supplement relates to the sale by Dennis J. Wilson, Shannon E. Wilson, LIPO Investments (USA) Inc., an entity that Mr. Wilson controls, and Five Boys Investments ULC, an entity that Mr. Wilson controls (together, the “Selling Stockholders”), of up to 20,109,131 shares of the Company’s common stock, par value $0.005 per share. These shares of common stock have been issued or are issuable to the Selling Stockholders upon the exchange of an equivalent number of the exchangeable shares of Lulu Canadian Holding, Inc. (an indirect wholly-owned subsidiary of the Company).
The shares of common stock offered by the Prospectus Supplement were previously registered for resale pursuant to a prospectus supplement dated June 10, 2015 and the accompanying base prospectus filed pursuant to a shelf registration statement on Form S-3 (No. 333-189818), which the Company filed on July 5, 2013. Because more than three years have elapsed, the Company filed the Registration Statement to cover unsold securities covered by the prior shelf registration statement.
The Company is filing the opinion of its counsel, DLA Piper LLP (US), as Exhibit 5.1 hereto, regarding the legality of the shares of common stock covered by the Prospectus Supplement.

Item 9.01.	Financial Statements and Exhibits.
 (d) Exhibits.

Exhibit No.	Description

5.1	Opinion of DLA Piper LLP (US) as to the legality of the securities being registered.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

lululemon athletica inc.

Dated: July 15, 2016	/s/ STUART HASELDEN
Stuart Haselden
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of DLA Piper LLP (US) as to the legality of the securities being registered.